WABASH NATIONAL CORPORATION
CHANGE IN CONTROL
SEVERANCE PAY PLAN

Wabash National Corporation (the "Company") sets forth herein the terms of its Change in Control Severance Pay Plan (the "Plan") as follows:

SECTION 1.                           PURPOSE.

The Board of Directors of the Company (the "Board") believes that it is in the best interests of the Company to encourage the continued employment with and dedication to the Company of certain of the Company's and its Affiliate’s officers and employees in the face of potentially distracting circumstances arising from the possibility of a change in control of the Company, and the Board has established the Plan for this purpose.

SECTION 2.                           DEFINITIONS.

(a)           “Accrued Obligations” means, with respect to an Eligible Employee, the sum of (1)  any unpaid portion of his base salary through the effective date of termination; (2) reimbursement for any outstanding reasonable business expense he has incurred in performing his duties hereunder in accordance with Company policy; (3) continued insurance benefits to the extent required by law; and (4)  any vested but unpaid rights as required independent of this Plan by the terms of any bonus or other incentive pay or equity plan, or any other employee benefit plan or program of the Company.

(b)           “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as now in effect or as hereafter amended, including, without limitation, any subsidiary.

(c)           “Annual Base Salary” means, with respect to an Eligible Employee, the greater of (a) the annual base salary payable to the Eligible Employee by the Company and its Affiliates as of the Date of Termination or (b) the amount equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Eligible Employee by the Company and its Affiliates in respect of the twelve-month period immediately preceding the month in which the Date of Termination occurs.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cause” for termination of an Eligible Employee's employment by the Company shall be deemed to exist upon: (a) the employee’s willful and continued failure to perform his principal duties (other than any such failure resulting from vacation, leave of absence, or incapacity due to injury, accident, illness, or physical or mental capacity) as reasonably determined by the Board in good faith after the Eligible Employee has been given written, dated notice by the Board specifying in reasonable detail his failure to perform and specifying a reasonable period of time, but in any event not less than twenty (20) business days, to correct the problems set forth in the notice; (b) the Eligible Employee’s chronic alcoholism or addiction to non-medically prescribed drugs; (c) the Eligible Employee’s theft or embezzlement of the Company’s money, equipment,  securities, or other property; (d) the conviction of the Eligible Employee of, or the entry of a pleading of guilty or nolo contendre by the Eligible Employee to, any felony or misdemeanor involving moral turpitude or dishonesty; or (e) a material breach of any employment or similar agreement with the Company by the Eligible Employee, and the failure of the Eligible Employee to cure such breach within ten (10) business days of written notice thereof specifying the breach.  No act or omission on the part of the Eligible Employee shall be considered willful unless it is done by the Eligible Employee in bad faith or without reasonable belief that the Eligible Employee’s action was in the best interests of the Company.  Any act or omission based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel of the Company shall be conclusively deemed to be done by the Eligible Employee in good faith and in the best interests of the Company.

(f)           “Change in Control” means any one of the following events occurs:

(1)  Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value of  Company stock.  However, if any one person or more than one person acting as a group, owns more than 50% of the total fair market value of Company stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of Company (or to cause a change in the effective control of Company).

(2)  There is a change in the effective control of Company. A change in the effective control of Company occurs on the date that either:

(i)
Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company that represents 30% or more of the total voting power of Company stock; or

(ii)
a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(3)  Any one person, or more than one person acting as a group, acquires ownership of all or substantially all of the assets of Company.

For purposes of the definition in this Section 2(f) “persons acting as a group” shall have the following meaning:  Persons will not be considered to be acting as a group solely because they purchased stock of Company at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

For the avoidance of doubt, this Section shall be interpreted in accordance with Treasury guidance for the definition of Change of Control under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(g)           “Change in Control Date” means, with respect to a Change in Control Event, the date of consummation of the Change in Control relating to such Change in Control Event.

(h)           “Change in Control Event” means the earlier to occur of (i) a Change in Control or (ii) the execution and delivery by the Company of an agreement providing for a Change in Control.

(i)           “Change in Control Period” means the period commencing upon a Change in Control Event and ending two years after the Change in Control Date.

(j)           “Company” means Wabash National Corporation or, from and after a Change in Control of the Company, the successor to the Company in any such Change in Control.

(k)           “Date of Termination” means, with respect to an Eligible Employee, the effective date of termination of the Eligible Employee's employment with the Company or any of its Affiliates.  The Eligible Employee will be deemed to have a termination for employment under this Plan for purposes of determining any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A of the Code.

(l)           “Eligible Employee” means the employees of the Company or an Affiliate of the Company set forth on Schedule A to this Plan, as that Schedule A is modified from time to time by the Board, provided, however, that notwithstanding the designation of an employee on Schedule A, no employee shall be an Eligible Employee who is a party to an individual employment or change in control agreement that provides for the same or better benefits than are provided by this Plan.

(m)           “Good Reason” means, with respect to an Eligible Employee: (i) a material diminishment of the Eligible Employee’s position, duties or responsibilities as existed immediately prior to a Change in Control Event; (ii) the assignment by the Company to the Eligible Employee of substantial additional duties or responsibilities which are materially inconsistent with the duties or responsibilities then being carried by the Eligible Employee immediately prior to a Change in Control Event; (iii) a material breach of any employment or similar agreement with the Eligible Employee by the Company, and the failure of the Company to cure such breach within thirty (30) business days of written notice thereof specifying the breach; (iv) an Eligible Employee who is an executive officer is no longer employed at the senior surviving entity after a Change in Control, (v) a material reduction in the Eligible Employee’s aggregate Base Salary and Annual Bonus, or (vi) any requirement that the Eligible Employee relocate, by more than 50 miles, the principal location from which the Eligible Employee performs services for the Company.  Good Reason shall not exist unless (A) the Eligible Employee shall have delivered notice to the Company within ninety (90) days of the occurrence of such event constituting Good Reason, and (B) the Company fails to remedy the circumstances giving rise to the Eligible Employee’s notice within thirty (30) days of receipt of notice.  The Eligible Employee must terminate his employment at a time agreed reasonably with the Company, but in any event within one hundred fifty (150) days from the occurrence of an event constituting Good Reason.

(n)           “Target Annual Bonus” means, with respect to an Eligible Employee, the greater of (i) the amount that would be paid to the Eligible Employee as an annual bonus payment assuming the target level of performance for the year, as set by the Compensation Committee, had been achieved and (ii) the average annual bonus awarded to the Eligible Employee for the prior two calendar years.

(o)           “Other Benefits” means, with respect to an Eligible Employee, any other amounts or benefits required to be paid or provided, or which the Eligible Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its Affiliates.

SECTION 3.                           TERM.

This Plan shall be effective for a period commencing on October 1, 2011 and ending on September 30, 2014. The term of this Plan shall be automatically extended for an additional 12 month period on October 1, 2014 and each subsequent 12 month period, unless the Company provides written notice to the Eligible Employees not less than six months before such date that the Company is electing not to extend the term of the Plan. In the event of a Change in Control Event during the term of this Plan, the term of this Plan shall be automatically extended, if necessary, so that this Plan remains in full force and effect for the Change in Control Period relating to such Change in Control Event and until all payments required to be made hereunder have been made. Notwithstanding the foregoing, the Plan shall terminate on the later of same date as above or one year after the commencement of the Change in Control Period if a Change in Control has not been consummated; provided that the Board may extend the term of the Plan if, in its sole discretion, it makes a determination that a Change in Control Date is still pending.  References herein to the term of this Plan shall include the initial term and any additional period for which this Plan is extended or renewed.

SECTION 4.                           SEVERANCE BENEFITS FOLLOWING A CHANGE IN CONTROL.

(a)           Good Reason; Other Than for Cause.  If a Change in Control Date occurs during the term of this Plan and the Company terminates an Eligible Employee's employment during the Change in Control Period (1) other than for Cause or (2) the Eligible Employee terminates employment for Good Reason, then:

(i)           The Company shall pay to the Eligible Employee the following amounts:

A.           the Accrued Obligations; and

B.           the severance benefits listed on Schedule A underneath the name of the Eligible Employee; provided further, that the Eligible Employee has executed a form general release and waiver satisfactory to the Company in the reasonable exercise of its discretion, releasing the Company, its affiliates, and their directors, officers and employees, from any and all claims or potential claims arising from or related to the Eligible Employee’s employment or termination of employment (the “Waiver and Release”). Such Waiver and Release shall be executed by the Eligible Employee within thirty (30) days of the later of (x) the Date of Termination or (y) the Date of the Change in Control, and, in either case, the revocation period for such Waiver and Release has passed.

The Company shall pay the amounts provided in subparagraph (A) in a lump sum in cash within 10 days of the Date of Termination or, if later, the date the Change in Control occurs. The Company shall pay the amounts provided in subparagraph (B) in a lump sum in cash within 10 days after the release becomes irrevocable; provided, further, that if the end of the thirty (30) day plus seven (7) day revocation period occurs in a year subsequent to the year in which the termination of employment occurs, the payments subject to Section 409A of the Code will be made in the subsequent year.  Any payments pursuant to subparagraph (B) of this Section 4(a)(i) that are delayed pursuant to the prior sentence shall be paid to the Eligible Employee in a lump sum, and all remaining payments due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.   The Company shall provide the Eligible Employee with notice of employment termination and with a copy of the Waiver and Release sufficiently in advance of the Date of Termination to satisfy the thirty (30) day consideration period, as applicable, under the Waiver and Release.  All severance benefits provided to an Eligible Employee pursuant to subparagraph (B) of this Section 4(a)(i) shall be reduced and/or offset by any notice, payments or benefits to which the Eligible Employee may be entitled under the federal Worker Adjustment and Retraining Notification (WARN) Act, 29 U.S.C. § 2101 et seq., as amended, and any applicable state plant or facility closing or mass layoff law.

The mere occurrence of a Change in Control shall not be treated as a termination of an Eligible Employee’s employment under this Plan, nor shall the mere transfer of an Eligible Employee’s employment to an Affiliate of the Company be treated as a termination under this Plan.

(ii)           For the period set forth on Schedule A, after the Date of Termination, or, if earlier, until the Eligible Employee becomes reemployed with another employer and is eligible to receive medical benefits under another employer provided plan, the Company shall reimburse the Eligible Employee for the cost to the Eligible Employee for the cost of COBRA benefits to the Eligible Employee and/or the Eligible Employee's family at least equal to those which would have been provided to them in accordance with the medical benefit plan provided by the Company and its Affiliates for medical, prescription, and dental benefits to the extent applicable generally to other peer employees of the Company and its Affiliates.

(iii)           All equity compensation grants made to an Eligible Employee by the Company that are outstanding shall be accelerated and shall fully vest.  Notwithstanding the foregoing, equity compensation grants that vest or are earned based on satisfying performance goals will be treated in accordance with the terms of the plan or award agreements pursuant to which such grants have been made. This Plan is intended to amend all equity compensation grants previously awarded to Eligible Employees to accelerate vesting as described above to the extent vesting would not otherwise be accelerated under the terms of such equity compensation grants.

(iv)           To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Eligible Employee all Other Benefits.

(v)           Outplacement counseling services equal to the prescribed amount set forth in Schedule A will be provided to the Eligible Employee.  The outplacement counseling services will be made available to the Eligible Employee at a frequency and over a period of time determined by the Company in its sole discretion, but in any event expenses for such outplacement services must be incurred by the last day of the second year following the Eligible Employee’s Date of Termination and the reimbursement of such expenses shall be made not later than the last day of the third year following such Date of Termination.
(b)           Cause; Other Than for Good Reason.  If the Eligible Employee's employment is terminated for Cause during the Change in Control Period, the Eligible Employee’s benefits under this Plan shall terminate without further obligations to the Eligible Employee, other than the obligation to pay to the Eligible Employee (x) his Accrued Obligations through the Date of Termination, (y) the amount of any compensation previously deferred by the Eligible Employee and (z) Other Benefits through the Date of Termination, in each case to the extent theretofore unpaid. If the Eligible Employee voluntarily terminates employment during the Change in Control Period, excluding a termination for Good Reason, the Eligible Employee’s benefits under this Plan shall terminate without further obligations to the Eligible Employee, other than for the timely payment or provision of Other Benefits through the Date of Termination. In such case, all Accrued Obligations shall be paid to the Eligible Employee in a lump sum in cash within 30 days of the Date of Termination.

SECTION 5.                           CONFIDENTIALITY.

An Eligible Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates, and their respective businesses, which shall have been obtained by the Eligible Employee during the Eligible Employee’s employment by the Company or any of its Affiliates and which shall not be or become public knowledge (other than by acts by the Eligible Employee or representatives of the Eligible Employee in violation of this Plan).  After the Eligible Employee’s Date of Termination, the Eligible Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.  Any breach of this Section 5 shall result in the Eligible Employee’s forfeiture of any amounts due to the Eligible Employee under this Plan and to the obligation to repay of all amounts of severance already paid to the Eligible Employee under this Plan.  Further, this Plan shall in no way supersede any obligations that an Eligible Employee may have under any employment agreement, confidentiality agreement, non-disclosure agreement, any other written agreement with the Company or any of its Affiliates, or any related Company policy or policy of any of its Affiliates.

SECTION 6.                                POST EMPLOYMENT OBLIGATIONS.

(a)  Non-Compete.  For the period set forth on Schedule A after his or her termination  ("the Restricted Period"), for whatever reason, an Eligible Employee may not directly or indirectly, individually or as an officer, director, executive, shareholder (except if he or she is a shareholder of less than 1% of a publicly traded security), consultant, contractor, partner, joint venturer, agent, equity owner, or in any capacity whatsoever, engage in or promote any business that is competitive with the business of the Company in any geographic area in which the Company does or plans to do business while the Eligible Employee was employed, including but not limited to the United States and Canada.  A business competitive with the business of the Company is defined as a business engaged in the manufacture, distribution or wholesale or retail sale of new or used truck trailers and related parts and service businesses.

(b)  Non-Solicitation and Non-Interference with Customers and other Business Relationships. During the Restricted Period, an Eligible Employee may not directly or indirectly knowingly solicit (other than on behalf of the Company) business or contracts for any products or services of the type provided, developed or under development by the Company during the Eligible Employee’s employment by the Company, from or with (i) any person or entity which was a customer of the Company for such products or services as of, or within one year prior to the Eligible Employee’s date of termination with the Company, or (ii) any prospective customer which the Company was soliciting as of, or within one year prior to the Eligible Employee’s termination.  Additionally, during the Restricted Period, an Eligible Employee may not directly or indirectly contract with any such customer or prospective customer for any product or service of the type provided, developed or which was under development by the Company during the Executive's employment with the Company.  Further, an Eligible Employee may not during the Restricted Period knowingly interfere or attempt to interfere with any transaction, agreement or business relationship in which the Company was involved during the Eligible Employee’s employment with the Company.

(c)           Non-Solicitation of Employees and Contractors. During the Restricted Period, an Eligible Employee may not knowingly solicit any person employed by the Company, or who within 180 days of termination of the Eligible Employee’s employment had been so employed by the Company, to leave the employ of the Company.  Further, during the Restricted Period, an Eligible Employee will not knowingly solicit any contractor of the Company to terminate or reduce its business with the Company.

(d)           Enforcement.  If a Court of competent jurisdiction finds that any term of this Section 6 is for any reason excessively broad in scope or duration, such term shall be construed in a manner to enable it to be enforced to the maximum extent possible.  Further, the covenants in this Section 6 shall be deemed to be a series of separate covenants and agreements, one for each and every region of each state and political division worldwide. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included herein, then at the option of the Company, wholly unenforceable covenants shall be deemed eliminated from the provision hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.  Any breach of this Section 6 shall result in the Eligible Employee’s forfeiture of any amounts due to the Eligible Employee under this Plan and to the obligation to repay of all amounts of severance already paid to the Eligible Employee under this Plan.

(e)           Remedies.  The restrictions contained in Section 6 of this Plan are reasonable and necessary to protect the business and interests of the Company and any violation of these restrictions would cause the Company substantial irreparable injury.  Accordingly, each Eligible Employee is deemed to agree and acknowledge that a remedy at law for any breach of the foregoing covenants would be inadequate and that the Company, in addition to any other remedies available, shall be entitled to obtain preliminary and permanent injunctive relief to secure specific performance of such covenants and to prevent a breach or contemplated breach of this Agreement without the necessity of proving actual damage.  The obligations of Section 6 shall survive expiration of the Plan.

(f)           Allocation.  The Company specifically allocates the amount set forth on Schedule A as the reasonable value to the Company of the Post-Employment Obligations.

SECTION 7.                           EXPENSES.

The Company shall pay any and all reasonable legal fees and expenses incurred by an Eligible Employee in seeking to obtain or enforce, by bringing an action against the Company, any right or benefit provided in this Plan if the Eligible Employee is successful in whole or in part in such action.

SECTION 8.                           WITHHOLDING.

Notwithstanding anything in this Plan to the contrary, all payments required to be made by the Company hereunder to an Eligible Employee or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company reasonably may determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for the payment of taxes and any withholdings as required by law, provided that the Company is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

SECTION 9.                           NO DUTY TO MITIGATE.

An Eligible Employee's payments received hereunder shall be considered severance pay in consideration of past service, and pay in consideration of continued service from the date hereof and entitlement thereto shall not be governed by any duty to mitigate damages by seeking further employment.

SECTION 10.                           AMENDMENT, SUSPENSION OR TERMINATION.

This Plan may be amended, suspended or terminated at any time by the Board; provided, however, that, following a Change in Control Event and during the Change in Control Period relating to such Change in Control Event, the Board may not amend, suspend or terminate this Plan (including by removing names from, or reducing the benefits indicated on, Schedule A) without the consent of any Eligible Employee then subject to the Plan that would be affected thereby.

SECTION 11.                           GOVERNING LAW.

This Plan shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Indiana, excluding the choice of law rules thereof.

SECTION 12.                           SEVERABILITY.

If any part of any provision of this Plan shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Plan.

SECTION 13.                           DISCLAIMER OF RIGHTS.

No provision in this Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

SECTION 14.                           CAPTIONS.

The use of captions in this Plan is for the convenience of reference only and shall not affect the meaning of any provision of this Plan.

SECTION 15.                           NUMBER AND GENDER.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

SECTION 16.                           SECTION 409A.

It is the intention of the parties that payments or benefits payable under this Plan not be subject to the additional tax imposed pursuant to Section 409A of the Code.  To the extent such potential payments or benefits could become subject to such Section, the parties shall cooperate to amend this Plan with the goal of giving the Eligible Employees the economic benefits described herein in a manner that does not result in such tax being imposed.

Anything in this Plan to the contrary notwithstanding, if, as a result of termination of an Eligible Employee's employment with the Company, the Eligible Employee would receive any payment that, absent the application of this paragraph of Section 4(a)(i), would be subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earliest of (1) 6 months and one day after the Eligible Employee's Date of Termination, (2) the Eligible Employee's death or (3) such other date as will cause such payment not to be subject to such interest and additional tax.  All payments deferred pursuant to this Section 16 shall be paid to the Eligible Employee in a lump sum and shall be paid together with interest thereon at a rate equal to the applicable Federal rate for short-term instruments.

Whenever a payment under this Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

For purposes of Section 409A of the Code, the Eligible Employee’s right to receive installment payments pursuant to this Plan including, without limitation, each severance payment and health insurance payment shall be treated as a right to receive a series of separate and distinct payments.

SECTION 17.                           PARACHUTE LIMITATIONS.

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by an Eligible Employee and the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 17 (the “Other Agreements”), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect compensation of the Eligible Employee (including groups or classes of participants or beneficiaries of which the Eligible Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Eligible Employee (a “Benefit Arrangement”), if the Eligible Employee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for Eligible Employee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Eligible Employee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Eligible Employee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Eligible Employee without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Agreement, in conjunction with all other rights, payments, or benefits to or for the Eligible Employee under the Plan, any Other Agreement or any Benefit Arrangement would cause the Eligible Employee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Eligible Employee as described in clause (ii) of the preceding sentence, then the Eligible Employee shall have the right, in the Eligible Employee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Eligible Employee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Section 409A of the Code, the reduction or elimination will be performed in the order in which each dollar of value subject to a right, payment of benefit reduces the Parachute Payment to the greatest extent.

*  *  *  *  *

                      This Plan was duly adopted and approved by the Board of Directors as of the 8th day of September, 2011.

_______________________________________
Secretary

Schedule A

Chief Executive Officer
An amount equal to the sum of:  (1) three times the Eligible Employee's Annual Base Salary and (2) three times the Eligible Employee’s Target Annual Bonus.  The Eligible Employee will also receive a pro-rata portion of the Eligible Employee’s Target Annual Bonus for the year in which the Date of Termination occurs and outplacement counseling services equal to no greater than twenty-five thousand dollars ($25,000).   The Eligible Employee will also receive reimbursement of COBRA cost for a period of eighteen (18) months.

The Restricted Period for post-employment obligations is twenty-four (24) months, and the Company allocates an amount equal to twelve (12) months of the Eligible Employee's Annual Base Salary and the Eligible Employee’s Target Annual Bonus as the reasonable value to the Company of the post-employment obligations.

All Company Officers, other than CEO, including all other officers of the Company who are “Named Executive Officers” calculated in accordance with Item 402 of Regulation S-K
An amount equal to the sum of:  (1) two times the Eligible Employee's Annual Base Salary and (2) two times the Eligible Employee’s Target Annual Bonus.  The Eligible Employee will also receive a pro-rata portion of the Eligible Employee’s Target Annual Bonus for the year in which the Date of Termination occurs and outplacement counseling services equal to no greater than twenty-five thousand dollars ($25,000).   The Eligible Employee will also receive reimbursement of COBRA cost for a period of eighteen (18) months.

The Restricted Period for post-employment obligations is twenty-four (24) months, and the Company allocates an amount equal to twelve (12) months of the Eligible Employee's Annual Base Salary and the Eligible Employee’s Target Annual Bonus as the reasonable value to the Company of the post-employment obligations.

All other Named Executives, as specifically designated by Board of Directors action
An amount equal to the sum of:  (1) one times the Eligible Employee's Annual Base Salary and (2) one times the Eligible Employee’s Target Annual Bonus.  The Eligible Employee will also receive a pro-rata portion of the Eligible Employee’s Target Annual Bonus for the year in which the Date of Termination occurs and outplacement counseling services equal to no greater than twenty-five thousand dollars ($25,000).   The Eligible Employee will also receive reimbursement of COBRA cost for a period of twelve (12) months.

The Restricted Period for post-employment obligations is twelve (12) months, and the Company allocates an amount equal to six (6) months of the Eligible Employee's Annual Base Salary and the Eligible Employee’s Target Annual Bonus as the reasonable value to the Company of the post-employment obligations.